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                                                                    Exhibit 23.1


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-83492) and in the related Prospectus and in the Registration Statements (Forms S-8 No. 333-108022, No. 333-56106, No. 333-42932, No.
333-64167, No. 333-57781, No. 33-88426, No. 333-27835 and No. 333-27831) of
GTECH Holdings Corporation of our report dated March 29, 2004, except for Note 25, as to which the date is May 5, 2004, with respect to the consolidated financial statements and schedule of GTECH Holdings Corporation included in this Annual Report (Form 10-K) for the fiscal year ended February 28, 2004.


                                            /s/ Ernst & Young LLP



Boston, Massachusetts
May 5, 2004